Exhibit 99.1

Caring Brands Announces Exclusive Global License to Manufacture and Market Emesyl

Jupiter, Fla. (GLOBE NEWSWIRE – January 05, 2026) — Caring Brands Inc. (Nasdaq: CABR) today announced that it has entered into an exclusive worldwide license agreement with Itonis Inc. to manufacture, market, and distribute Emesyl, Itonis’s over-the-counter (OTC) nausea relief product. The agreement provides Caring Brands with full rights to commercialize Emesyl and to oversee all manufacturing activities associated with the product.

Under the terms of the agreement, Caring Brands will assume responsibility for product manufacturing, marketing, sales strategy, and global distribution. Itonis will provide technical information, product formulation data, historical sales information, and intellectual property details to support Caring Brands’ commercial launch and ongoing development efforts.

According to QY Research, the global market for nausea treatment and related therapies is projected to exceed USD 6.23 billion in 2025, underscoring the broader commercial context for the Emesyl license.

Glynn Wilson, CEO of Caring Brands Inc., said, “Securing the exclusive rights to Emesyl marks an important milestone for Caring Brands as we expand our health and wellness portfolio. Emesyl brings a recognized product with real commercial potential, and we look forward to revitalizing and scaling its market presence. This agreement aligns perfectly with our long-term strategy for OTC products, and we are excited to share more about our upcoming plans in the months ahead.”

The agreement includes a royalty structure based on future net sales, along with the potential for Caring Brands to earn equity in Itonis tied to revenue milestones. Caring Brands expects to provide further updates on product timelines, manufacturing progress, and commercial rollout as these initiatives advance.

About Caring Brands

Caring Brands Inc. has a growing portfolio of unique, patented, and clinically validated products for skin and hair growth. The Company intends to launch a total of 5 products over the next 2 years in addition to in-licensing additional products. Management has a successful track record of strategic acquisitions, rapid product development, IP development and product licensing. Revenues from the sales of Hair Enzyme Booster for the treatment of hair loss, and Photocil for the treatment of psoriasis and vitiligo, are currently being generated by direct sales in the US and licensees in India. Additional product opportunities include CB-101 for the treatment of eczema, NoStingz, a sunscreen that prevents jellyfish stings.

Contact:

Brian S John

Chief Investment Officer

(561) 896-7616

Forward-Looking Statements

This communication contains forward-looking statements regarding Caring Brands, Inc., including, the anticipated timing of studies and the results and benefits thereof. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are based on each of the Company’s current plans, objectives, estimates, expectations, and intentions and inherently involve significant risks and uncertainties, many of which are beyond our control. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties and other risks and uncertainties affecting Caring Brands, Inc.. Moreover, other risks and uncertainties of which the combined company is not currently aware may also affect each of the companies’ forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. Investors are cautioned that forward-looking statements are not guarantees of future performance. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements and reflect the views stated therein with respect to future events at such dates, even if they are subsequently made available by Caring Brands, Inc. on its website or otherwise. Caring Brands, Inc. undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.